EXHIBIT 1.1
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                                                                EXECUTION COPY
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                                 $1,300,000,000

                        WACHOVIA AUTO OWNER TRUST 2006-A

                    $230,000,000 5.31321% Class A-1 Asset Backed Notes $287,000,000 5.41% Class A-2 Asset Backed Notes $420,000,000 5.35% Class A-3 Asset Backed Notes $317,000,000 5.38% Class A-4 Asset Backed Notes
                    $ 46,000,000  5.76% Class B Asset Backed Notes

                        POOLED AUTO SECURITIES SHELF LLC
                                    Depositor

                             UNDERWRITING AGREEMENT

                                                                   June 14, 2006
Wachovia Capital Markets, LLC
    as Representative of the several Underwriters
One Wachovia Center
301 South College Street, NC06010
Charlotte, North Carolina  28288-06010

Dear Sirs:

      Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Depositor"), hereby confirms its agreement with Wachovia Capital Markets, LLC ("Wachovia") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Wachovia is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Depositor and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $230,000,000 aggregate principal amount of 5.31321% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $287,000,000 aggregate principal amount of 5.41% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $420,000,000 aggregate principal amount of 5.35% Class A-3 Asset Backed Notes (the "Class A-3 Notes"), $317,000,000 aggregate principal amount of 5.38% Class A-4 Asset Backed Notes (the "Class A-4 Notes") and $46,000,000 aggregate principal amount of 5.76% Class B Asset Backed Notes (the "Class B Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes") of Wachovia Auto Owner Trust 2006-A (the "Trust") under the terms and conditions contained herein.

      Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue the Wachovia Auto Owner Trust 2006-A Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The Certificates will be sold by the Depositor to

PASS Holding LLC ("Pass Holding") pursuant to a purchase agreement, dated June 14, 2006 (the "Purchase Agreement"), between the Depositor and Pass Holding. The Notes will be issued pursuant to an indenture, dated as of June 1, 2006 (the "Indenture"), between the Trust and U.S. Bank National Association, as trustee (the "Indenture Trustee"). The Trust was created and the Certificates will be issued pursuant to a second amended and restated trust agreement, dated as of June 1, 2006 (the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as trustee (the "Owner Trustee"). Each Note will represent an obligation of the Trust, each Certificate will represent an undivided beneficial interest in the Trust and the Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

      The assets of the Trust will include, among other things, (i) a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by the new and used motor vehicles financed thereby (the "Financed Vehicles"), (ii) certain monies payable under the Receivables after May 31, 2006 and, with respect to Receivables transferred after the Closing Time, after the related cut-off date, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under a receivables purchase agreement, dated as of June 1, 2006 (the "Receivables Purchase Agreement"), between Wachovia Bank, National Association (the "Bank") and the Depositor, pursuant to which the Bank will sell the Receivables to the Depositor, (vi) certain rights under a sale and servicing agreement, dated as of June 1, 2006 (the "Sale and Servicing Agreement"), among the Trust, the Depositor and the Bank, as seller and as master servicer (in such capacities, the "Seller" and the "Master Servicer", respectively), pursuant to which the Receivables and other property of the Trust will be sold to the Trust and the Receivables will be serviced by the Master Servicer and (vii) all proceeds of the foregoing. Pursuant to the Indenture, the Trust property will be held by the Indenture Trustee on behalf of the holders of the Notes. Pursuant to an administration agreement, dated as of June 1, 2006 (the "Administration Agreement"), among the Bank, as administrator (in such capacity, the "Administrator"), the Trust, the Depositor and the Indenture Trustee, the Administrator will perform certain administrative obligations of the Trust under the Indenture, the Trust Agreement and the Sale and Servicing Agreement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be.

      The Indenture, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement and the depository account control agreement, dated as of June 1, 2006 (the "Control Agreement"), among Seller, the Trust, the Bank, as account bank, and the Indenture Trustee, as secured party, are referred to herein collectively as the "Basic Documents".

      The Depositor has prepared and filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (File No. 333-132417), including a base prospectus and a form of preliminary prospectus supplement relating to the offering of asset backed notes and asset backed certificates, issued in series from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. The Depositor will file with the Commission a final base prospectus and a final prospectus supplement relating to the


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Securities in accordance with Rules 415 and 424(b) under the Securities Act. The
Depositor has included in such registration statement, as amended to and including the Effective Date (as hereinafter defined), all information required by the Securities Act and the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") to be included in the prospectus with respect to the offering of the Notes. As filed, the final prospectus and the final prospectus supplement shall include all required information with respect to the offering of the Notes and shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to the Representative) as the Depositor has advised the Representative, prior to the Execution Time, will be included or made therein.

      As used herein, the following terms have the associated meanings:

      "Amended Base Prospectus" means the Base Prospectus, dated June 12, 2006.

      "Base Prospectus" means the base prospectus included in the Registration Statement.

      "Effective Date" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission.

      "Execution Time" means the date and time this Agreement is executed and delivered to the parties hereto.

      "Preliminary Prospectus" means the Amended Base Prospectus together with
(i) the Preliminary Prospectus Supplement and (ii) the information referred to under "Static Pool Data" therein, regardless of whether it is deemed a part of the Registration Statement or Prospectus.

      "Preliminary Prospectus Supplement" means the preliminary supplement, dated June 12, 2006, to the Base Prospectus which describes the offering of the Notes.

      "Prospectus" means the Amended Base Prospectus together with (i) the Prospectus Supplement and (ii) the information referred to under "Static Pool Data" therein, regardless of whether it is deemed a part of the Registration Statement or Prospectus.

      "Prospectus Supplement" means the supplement to the Base Prospectus that is first filed with the SEC after the Execution Time which describes the offering of the Notes.

      "Registration Statement" means the registration statement, as amended to the Effective Date, including the exhibits thereto and any material incorporated by reference therein pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      At or prior to the time when sales of the Notes were first made by the Underwriters, which was approximately 2:15 p.m. (New York City time) on June 13, 2006, with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and


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

approximately 2:00 p.m. (New York City time) on June 14, 2006 (each such time respectively, the "Time of Sale"), the Depositor prepared (i) the Preliminary Prospectus and (ii) each Free Writing Prospectus listed on Schedule B, hereto (collectively, the "Disclosure Package"). If, subsequent to the date of this Agreement, the Depositor or any of the Underwriters has determined that information included in the Disclosure Package contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters have terminated their existing purchase contracts relating to the Notes (each a "Contract of Sale") and entered into new Contracts of Sale with investors in the Notes, then "Disclosure Package" will refer to the information available to purchasers at the time of entry into the first such new Contract of Sale, including any information that corrects such material misstatements or omissions.

      All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to the terms "amend", "amendments" or "supplements" with respect to the Registration Statement, the Amended Base Prospectus, the Base Prospectus, any Preliminary Prospectus, the Prospectus Supplement, any Corrected Prospectus or the Prospectus shall be deemed to mean and include the filing of any documents under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus, the Amended Base Prospectus, the Prospectus Supplement, any Corrected Prospectus, or the Prospectus, as the case may be, which are or are deemed to be incorporated by reference therein; provided that no documents incorporated by reference into the Registration Statement or the Prospectus with respect to the offering of securities other than the Notes shall be deemed to have supplemented or been incorporated into the Prospectus. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Amended Base Prospectus, the Prospectus, the Prospectus Supplement, any Corrected Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      Section 1. Representations and Warranties.

      (a) Representations and Warranties by the Depositor. The Depositor represents and warrants to the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(b) and agrees with the Underwriters as follows:

            (i) Compliance with Registration Requirements.

                  (A) The Depositor meets the requirements for use of Form S-3 under the Securities Act. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The


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

            Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (B) At the respective times that the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date relating to the Notes with respect to the Underwriters with respect to Rule 430B(f)(2) and at the Closing Time, (1) the Registration Statement and each such amendment thereto complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the "Trust Indenture Act Regulations") and (2) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (C) The Preliminary Prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) and the Prospectus when filed pursuant to Rule 424 of the Securities Act Regulations, complied when so filed in all material respects with the Securities Act Regulations. Any Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (D) Neither the Prospectus (or any Corrected Prospectus) nor
            any amendment or supplement thereto, at the time the Prospectus (or any Corrected Prospectus) or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (E) As of the applicable Time of Sale neither (1) the
            Disclosure Package nor (2) any individual Issuer Free Writing Prospectus included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (F) Any Issuer Free Writing Prospectus included in the
            Disclosure Package complied in all material respects with the Securities Act and has been, or will be filed in accordance with Rule 433 under the Securities Act (to the extent required thereby).


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

      Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus, except as otherwise set forth therein,
            (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, whether or not arising in the ordinary course of business, or in the ability of the Depositor to perform its obligations under this Agreement and each Basic Document to which it is a party (a "Material Adverse Effect") and (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to it.

                  (iv) Due Organization of the Depositor. The Depositor has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.) (the "LLC Act") with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party (collectively, the "Depositor Agreements"), this Agreement and the Securities; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect.

                  (v) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.


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

                  (vi) Authorization of Basic Documents. As of the Closing Time,
            each Depositor Agreement will have been duly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (vii) Issuance of the Notes. The Notes have been duly
            authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (viii) Issuance of the Certificates. The Certificates have been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Trust Agreement, will be validly issued, fully paid, non-assessable and outstanding and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.

                  (ix) Description of the Securities and Basic Documents. The
            Securities and the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Preliminary Prospectus.

                  (x) Absence of Defaults and Conflicts. The Depositor is not in
            violation of its limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject (collectively, the "Agreements and Instruments"), except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance by the Depositor of the Depositor Agreements, this Agreement and the Securities, the consummation of the transactions contemplated herein and therein, in the Registration Statement and in the Prospectus and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event (as defined below) under, or result in the


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            creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") upon any of its property or assets pursuant to the Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or in the aggregate, will not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of its limited liability company agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Depositor.

                  (xi) Absence of Proceedings. There is no action, suit,
            proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein or in a document incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect its properties or assets; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xii) Accuracy of Exhibits. There are no contracts or
            documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein which have not been so described and filed as required.

                  (xiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with the (A) issuance of the Securities and the offering and sale of the Notes,
            (B) authorization, execution, delivery and performance by the Depositor of the Depositor Agreements and this Agreement or (C) consummation by the Depositor of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

                  (xiv) Possession of Licenses and Permits. The Depositor
            possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full


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

            force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect or would render a material portion of the Receivables unenforceable; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or would render a material portion of the Receivables unenforceable.

                  (xv) Title to Receivables; Payment of Fees. As of the Closing
            Time the Depositor will have good and marketable title to, and will be the sole owner of each Receivable, free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture; all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the execution and delivery of the Receivables, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Depositor.

                  (xvi) Investment Company Act. Neither the Depositor nor the
            Trust is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xvii) Incorporation of Representations and Warranties. The representations and warranties of the Depositor in each Depositor Agreement are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

            (b) Officer's Certificates. Any certificate signed by any officer of the Depositor or any of its Affiliates and delivered at the Closing Time to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Depositor or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby. When used in this Agreement, the term "Affiliate" shall have the meaning assigned by Rule 501(b) of the Securities Act Regulations.

            Section 2. Sale and Delivery to the Underwriters; Closing.

            (a) Purchase of Notes. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters severally agree to purchase from the Depositor, the aggregate principal amount of Notes set forth opposite each Underwriter's name on Schedule A at a purchase price equal to, in the case of (i) the Class A-1 Notes, 99.88000% of the principal amount thereof,
      (ii) the Class A-2 Notes, 99.80678% of the principal amount thereof, (iii) the Class A-3 Notes, 99.74817% of the principal amount thereof, (iv) the Class A-4 Notes 99.69733% of the principal amount thereof and (v) the Class B Notes 99.64539% of the principal amount thereof.

            (b) Payment. Payment of the purchase price, and delivery of certificates, for the Notes shall be made at the offices of Sidley Austin LLP, 555 California Street, Suite 2000, San Francisco, California 94104, or at such other place as shall be agreed upon by the Representative


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      and the Depositor, at 10:00 A.M. (New York time) on June 23, 2006, or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Depositor (such date and time of payment and delivery being called the "Closing Time"). Pursuant to Rule 15c6-1(d) of the Exchange Act Regulations, the parties hereto have agreed that the Closing Time will be not less than ten business days following the date hereof.

      Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Certificates for the Securities shall be made available for examination by the Representative in The City of San Francisco not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time.

      Delivery of the Notes shall be made against payment of the purchase price by wire transfer of immediately available funds to a bank account designated by the Depositor.

      Section 3. Covenants of the Depositor. The Depositor covenants with each Underwriter as follows:

      (a) Compliance with Securities Act Regulations and Commission Requests. The Depositor, subject to Section 3(b), will comply with the requirements of Rules 424(b) and 430A of the Securities Act Regulations, if and as applicable, and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Depositor will promptly effect the filings necessary pursuant to Rule 424 of the Securities Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 of the Securities Act Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Depositor will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representative with copies of each such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

      (c) Delivery of Registration Statements. The Depositor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Offering Documents. The Depositor will deliver to each Underwriter, without charge, as many copies of the information contained in the Disclosure Package as such Underwriter may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Depositor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Representative as described in Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) State Securities Law Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the laws of such jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the Prospectus; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Depositor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Prospectus.

      (g) Earnings Statement. The Depositor will timely file such reports pursuant to the Exchange Act as are necessary in order to cause the Trust to make generally available to holders of the Notes as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

      (h) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Notes in the manner specified in the Base Prospectus under "Use of Proceeds".

      (i) Reports, Statements and Certificates. So long as any Notes are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters, as soon as copies become available, copies of (i) each distribution date certificate delivered to Securityholders pursuant to Section
4.11 of the Sale and Servicing Agreement, (ii) the annual statements of compliance, annual independent certified public accountants' reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Basic Documents, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, as the case may be, (iii) all documents of the Depositor or the Trust required to be filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iv) such other information concerning the Depositor, the Trust or the Securities as the Underwriters may reasonably request from time to time.

      (j) Reporting Requirements. The Depositor, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

      Section 4. Payment of Expenses.

      (a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, any agreement among the Underwriters, each Basic Document and each other document as may be required in connection with the issuance and delivery of the Securities or the offering, purchase or sale of the Notes, (iii) the preparation, issuance and delivery of the certificates for the (A) Notes to the Underwriters and (B) the Certificates to Pass Holding, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates in connection with the transactions contemplated by this Agreement, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, (vii) any fees and expenses of the Owner Trustee and the Indenture Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement and (viii) any fees payable to Fitch, Inc. ("Fitch") and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Fitch, the "Rating Agencies"), in connection with the rating of the Notes.

      (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Depositor contained in Section 1 and in certificates of any officer of the Depositor or any of its Affiliates delivered pursuant to the provisions hereof, to the performance by the Depositor of its covenants and other obligations hereunder and to the following additional conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and at the Closing Time no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) of the Securities Act Regulations (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A of the Securities Act Regulations).

      (b) Accountants' Comfort Letter. At the Closing Time, the Underwriters and the Depositor shall have received from KPMG LLP a letter or letters dated as of the Closing Time, in form and substance as previously agreed upon by the Representative and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial, statistical (including static pool vintage portfolio performance data) and other information contained in or incorporated by reference into the Prospectus.

      (c) Officer's Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect with respect to the Depositor whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate, dated as of the Closing Time, of an authorized officer of the Depositor to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

      (d) Opinion of Counsel for the Bank. At the Closing Time, the Underwriters and the Depositor shall have received the favorable opinion, dated as of the Closing Time, of Jeff D. Blake, Esq., Assistant General Counsel of Wachovia Corporation, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (i) The Bank has been duly organized and is validly existing as a national banking association under the law of the United States, and continues to hold a valid certificate to transact business as such, and has the requisite power and authority to originate, purchase, hold, sell and service the Receivables, to enter into and perform its obligations under each Basic Document to which it is a party (collectively, the "Bank Agreements") and to conduct its business as described in the Prospectus.

            (ii) Each Bank Agreement has been duly authorized, executed and delivered by the Bank.

            (iii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency or any other person is necessary or required by the Bank in connection with the authorization, execution, delivery and performance of any Bank Agreement or for the issuance, delivery, offer or sale of the Securities, other than those which have already been made, obtained or rendered.

            (iv) The execution, delivery and performance by the Bank of the Bank Agreements do not violate, result in a breach of or constitute a default under (A) any term or provision of the articles of association or bylaws of the Bank, (B) in any material respect, any statute, order known to such counsel, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or (C) in any material respect, any indenture or other agreement or instrument known to such counsel, after a limited, reasonable inquiry, to which the Bank is a party or by which it or any of its properties is bound.

            (v) To the best of such counsel's knowledge and information, there is no pending or threatened action, suit or proceeding before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Basic Document or the Securities or (B) seeking to prevent the issuance, delivery, offer or sale of the Securities or the consummation by the Bank of the transactions contemplated by any Bank Agreement.

            (vi) The Bank possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Bank; the Bank is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect or would not render a material portion of the Receivables unenforceable; and, to the best of such counsel's knowledge, the Bank has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or would render a material portion of the Receivables unenforceable.

      (e) Opinion of Special Counsel for the Bank. At the Closing Time, the Underwriters and the Depositor shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, special counsel for the Bank, in form and substance satisfactory to counsel for the Underwriters, to the effect that assuming due authorization, execution and delivery by the parties thereto, each Bank Agreement will constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors generally, and creditors of national banking associations and financial institutions the accounts of which are insured by the Federal Deposit Insurance Corporation in particular, and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

      (f) Opinion of Local Counsel for the Bank. At the Closing Time, the Underwriters shall have received the favorable opinions, each dated as of the Closing Time, of Hunton & Williams LLP, special (i) North Carolina, Georgia and Florida counsel for the Bank, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that (a) the Bank has acquired a first priority perfected security interest in the Financed Vehicles, (b) as to each security interest in a Financed Vehicle created by a Receivable, no filing or other action is necessary to perfect or continue the perfected status of such security interest as against creditors of or transferees from the obligor under such Receivable and (c) upon consummation of the transactions contemplated by the Basic Documents, the Trust has or will have a perfected security interest in the Financed Vehicles financed under Receivables originated in the relevant jurisdiction, notwithstanding the fact that the certificate of title for each such Financed Vehicle has not been marked or otherwise amended to reflect such assignment as contemplated by the Basic Documents and (ii) North Carolina counsel for the Bank, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that the Trust, as the Depositor's assignee of the UCC-1 financing statement (filed in connection with the sale of the Receivables from the Bank to the Depositor pursuant to the Receivables Purchase Agreement) naming the Bank as debtor and filed in with the Secretary of State of the State of North Carolina, has acquired or will acquire a first priority perfected security interest in the Receivables.

      (g) Opinion of Special Insolvency Counsel for the Bank. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, special insolvency counsel for the Bank, in form and substance satisfactory to counsel for the Underwriters, regarding the (i) Financial Institutions Reform, Recovery and Enforcement Act of 1989,
(ii) conveyance of the Receivables by the Bank to the Depositor being a "true sale" and (iii) substantive consolidation of the assets and liabilities of the Bank with those of the Depositor or Pass Holding.

      (h) Opinion of Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

            (i) Each of this Agreement, the Purchase Agreement and each Depositor Agreement has been duly executed and delivered by the Depositor.

            (ii) Assuming due authorization, execution and delivery by the parties thereto (other than execution and delivery of each Depositor Agreement by the Depositor), each Depositor Agreement other than the Trust Agreement constitutes a valid and binding agreement, enforceable against the Depositor in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

            (iii) Assuming that the Notes have been duly executed and delivered by the Trust, authenticated by the Indenture Trustee in accordance with the Indenture and delivered against payment of the purchase price therefor pursuant to this Agreement or the Purchase Agreement, as the case may be, the Notes will be validly issued and entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

            (iv) The Securities and the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Prospectus.

            (v) To the best of such counsel's knowledge and information, no default by the Depositor exists in the due performance or observance of any obligation, agreement, covenant or condition contained in the Agreements and Instruments, except for defaults that would not result in a Material Adverse Effect.

            (vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency or any other person is necessary or required by the Depositor in connection with the authorization, execution, delivery and performance of this Agreement or any Depositor Agreement or for the issuance, sale or delivery of the Securities, other than those which have already been made, obtained or rendered under the Securities Act, the Securities Act Regulations, the Trust Indenture Act, the Trust Indenture Act Regulations or those that may be required under the state securities or blue sky laws of the various states, and except for the filing of UCC-1 financing statements relating to the conveyance of the Receivables and other property of the Trust by the Bank to the Depositor, by the Depositor to the Trust and by the Trust to the Indenture Trustee, which UCC statement filings are in the process of being made.

            (vii) The execution, delivery and performance by the Depositor of this Agreement, the Purchase Agreement and each Depositor Agreement, and the consummation of the transactions contemplated herein and therein and compliance with its obligations hereunder or thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any Lien upon any property or assets of the Depositor pursuant to any Agreement or Instrument (except for Liens permitted by the Basic Documents), or to which any of the property or assets of the Depositor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its properties, assets or operations.

            (viii) To the best of such counsel's knowledge and information, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Depositor is a party or to which any of its respective properties or assets is subject, before or brought by any court or governmental agency or body, (i) asserting the invalidity of this Agreement, the Purchase Agreement, any Basic Document or any Securities,
      (ii) seeking to prevent the issuance, sale or delivery of the Securities or the consummation by the Depositor of any of the transactions contemplated by this Agreement, the Purchase Agreement or any Depositor Agreement or (iii) that might, if determined adversely to the Depositor, materially and adversely affect the validity or enforceability of this Agreement, the Purchase Agreement or any Depositor Agreement.

            (ix) The statements in the Prospectus under the headings "Summary - Tax Status", "Summary - ERISA Considerations", "Material Federal Income Tax Consequences", "ERISA Considerations" and "Material Legal Issues Relating to the Receivables", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and provide a fair summary in all material respects.

            (x) Neither the Trust nor the Depositor is required to register as an "investment company" under the Investment Company Act.

            (xi) The Indenture has been duly qualified under the Trust Indenture Act.

            (xii) Each of the Indenture and the Control Agreement constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

            (xiii) The Indenture creates a valid security interest in favor of the Indenture Trustee in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing.

            (xiv) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

            (xv) The Registration Statement and the Prospectus (in each case other than the (A) financial statements and supporting schedules and other financial, numerical, statistical and quantitative information included or incorporated by reference therein or omitted therefrom, (B) documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, pursuant to Item 12 of Form S-3 and (C) Indenture Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which such counsel expresses no opinion), as of their respective effective or issue dates, as the case may be, each appeared on its face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations.

            Such counsel shall also state that such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that (X) the Registration Statement, at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (Y) the Preliminary Prospectus, at the applicable Time of Sale, when considered together with the information omitted therefrom as blanks but included in the Prospectus, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (Z) that the Prospectus, at the date thereof or at the Closing Time, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than, in each case, the information regarding the financial statements and schedules and other financial, numerical, statistical and quantitative information, in each case included or incorporated by reference therein or omitted therefrom or the Form T-1, as to which such counsel may make no statement.

      (i) Opinion of Special Delaware Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

            (i) The Depositor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

            (ii) The Limited Liability Company Agreement of the Depositor, dated as of April 15, 2000 (the "LLC Agreement"), by the sole equity member of the Depositor (the "Member"), and the special members named therein, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms, except as the enforcement thereof may be subject to the effect upon the LLC Agreement of bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally and principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and such counsel expresses no opinion concerning the right or power of a member or manager of the Depositor to apply to or petition a court to decree a dissolution of the Depositor pursuant to the LLC Act or with respect to provisions of the LLC Agreement that apply to a person that is not a party to the LLC Agreement.

            (iii) Under the LLC Act and the LLC Agreement, the Depositor has all necessary limited liability company power and authority to execute and deliver this Agreement and the Depositor Agreements, and to perform its obligations under this Agreement and the Depositor Agreements.

            (iv) Under the LLC Act and the LLC Agreement, the execution and delivery by the Depositor of this Agreement and the Depositor Agreements, and the performance by the Depositor of its obligations hereunder and thereunder, have been duly authorized by all necessary limited liability company action on the part of the Depositor.

            (v) The execution and delivery by the Depositor of this Agreement and the Depositor Agreements, and the performance by the Depositor of its obligations hereunder and thereunder, do not violate (A) any Delaware law, rule or regulation or (B) the LLC Act or the LLC Agreement.

            (vi) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Depositor solely in connection with the execution and delivery by the Depositor of this

      Agreement and the Depositor Agreements or the performance by the Depositor of its obligations hereunder and thereunder.

            (vii) The Depositor's assignment and delivery of the Trust Property to the Trust and the filing of applicable UCC financing statements with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") will vest in the Trust a perfected security interest therein and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Depositor that is perfected solely by filing of financing statements under the UCC.

      (j) Opinion of Special Delaware Counsel for the Trust. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

            (i) The Trust has been duly formed and is validly existing as a statutory trust pursuant to the laws of the State of Delaware, 12 Del. C. ss.ss. 3801, et seq. (the "Statutory Trust Act"), and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Basic Documents to which the Trust is a party, to issue the Certificates and the Notes and to grant the Trust Estate to the Indenture Trustee as security for the Notes.

            (ii) The Basic Documents to which the Trust is a party and the Notes have been duly authorized by the Trust.

            (iii) The Trust Agreement constitutes a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee in accordance with its terms, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

            (iv) The Certificates have been duly authorized by the Trust and, when executed by the Trust, authenticated by the Owner Trustee and delivered to the purchasers thereof in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

            (v) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party or the Securities, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC-1 with the Secretary of State pursuant to the Indenture.

            (vi) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party or the Securities, nor the consummation by the Trust of the transactions contemplated thereby, will conflict with or result in a breach of, or constitute a default under the provisions of the Trust Agreement or any law, rule or regulation of the State of Delaware applicable to the Trust or, to our knowledge without independent investigation, any judgment or order of the State of Delaware applicable to the Trust or its properties or, to our knowledge without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Trust is a party or by which it is bound.

            (vii) Under Section 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate except in accordance with the terms of the Trust Agreement and except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

            (viii) Under Section 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust property, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

            (ix) Under Section 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement and except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

            (x) Under the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property and, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

            (xi) To the extent that Article 9 of the UCC as in effect in the State of Delaware is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the Financing Statement with the Delaware Secretary of State, the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral described in the Financing Statement that constitutes "chattel paper", "general intangibles" or "accounts" (as such terms are defined in the UCC) and the proceeds (as defined in Section 9-102(a)(64) of the UCC) thereof; and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the UCC, subject to Section 9-103 of the UCC (with respect to purchase money security interests) and Section 9-315 of the UCC (with respect to temporarily perfected security interests in proceeds).

      (k) Opinion of Special Federal Income Tax Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, special federal income tax counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that for federal income tax purposes, the (i) Notes will be characterized as debt if held by Persons other than the beneficial owner of the equity interest in the Trust for federal income tax purposes and (ii) Trust will not be an association (or a publicly traded partnership) taxable as a corporation.

      (l) Opinion of Counsel for the Indenture Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Dorsey & Whitney LLP, counsel for the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

            (i) The Indenture Trustee has been duly formed and is validly existing as a national banking association under the laws of the United States.

            (ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture, the Control Agreement, the Administration Agreement and the Sale and Servicing Agreement

      (collectively, the "Indenture Trustee Agreements") and has full power and authority to perform its obligations thereunder.

            (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture Trustee Agreements.

            (iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture Trustee Agreements.

            (v) Each of the Indenture Trustee Agreements has been duly and validly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (vi) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

      (m) Opinion of Counsel for the Owner Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., counsel for the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

            (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

            (ii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee.

            (iii) The Owner Trustee has duly executed and delivered each Basic Document to which the Trust is a party and the Notes on behalf of the Trust in accordance with the authorization contained in the Trust Agreement.

            (iv) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, the execution and delivery by the Owner Trustee on behalf of the Trust of the Basic Documents to which the Trust is a party, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, will conflict with or result in a breach of, or constitute a default under the charter or bylaws of the Owner Trustee or any law, rule or regulation of the State of Delaware or of the United States governing the banking or trust powers of the Owner Trustee or, to our knowledge, without independent investigation, any judgment or order of the State of Delaware or of the United States applicable to the Owner Trustee or its properties or, to our knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee is a party or by which it is bound.

            (v) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware or of the United States having jurisdiction over the banking or trust powers of the Owner Trustee is required by or with respect to the Owner Trustee for the valid execution, delivery and performance of the Trust Agreement, the valid execution and delivery by the Owner Trustee on behalf of the Trust of the Basic Documents to which the Trust is a party, or for the validity or enforceability thereof, other than the filing of the Certificate of Trust with the Delaware Secretary of State.

            (vi) To our knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other government authority of the State of Delaware which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

      (n) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

      (o) Reliance Letters. At the Closing Time, counsel to the Depositor shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transaction contemplated hereby rendered to either Trustee or either Rating Agency.

      (p) Maintenance of Rating. At the Closing Time, the Class A-1 Notes shall be rated by each Rating Agency in its highest short-term rating category and the Class A-2, Class A-3, and Class A-4 Notes shall be rated in the highest rating category by each Rating Agency and the Class B Notes shall be rated "BBB" and "BBB" by Standard & Poor's and Fitch, respectively, and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each Rating Agency, or other evidence satisfactory to the Representative, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any other securities of the Bank or any of its Affiliates by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any class of Notes or any other securities of the Bank or any of its Affiliates.

      (q) Officer's Certificate. Certificates of the Secretary, an Assistant Secretary or a Vice President of the Seller and the Master Servicer, dated as of the Closing Time, certifying as to the accuracy of the representations and warranties in each of the Basic Documents to which the Seller or the Master Servicer is a party.

      (r) Additional Rating Agency Requirements. The Depositor will, to the extent, if any, that the ratings provided with respect to the Notes by either Rating Agency are conditioned upon the furnishing or the taking of any other actions by the Depositor or an Affiliate thereof, furnish such documents and take, or cause to be taken, all such other actions.

      (s) Purchase of Certificates. As of the Closing Time, the Depositor will sell the Certificates to Pass Holding and Pass Holding will have purchased the Certificates pursuant to the Purchase Agreement.

      (t) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be satisfactory in form and substance to counsel for the Underwriters.

      (u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      Section 6. Indemnification.

      (a) Indemnification of Underwriters. The Depositor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the (A) Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any

      Issuer Information (as defined in Section 11(a)) contained in any Issuer Free Writing Prospectus and (C) any static pool information prepared by the Depositor or any of its affiliates and contained in or incorporated by reference into a prospectus or Free Writing Prospectus in connection with the offering of the Notes, to the extent not included above;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d)) any such settlement is effected with the written consent of the Depositor; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

      provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) written information furnished to the Depositor by the Underwriters through the Representative, expressly for use in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative consists of the following information under the caption "Underwriting" in the Prospectus Supplement, the (a) concession and reallowance figures appearing in the second table and (b) information in the fourth paragraph insofar as it relates to market-making transactions and (ii) the Derived Information to the extent such Derived Information does not arise out of or is based upon an error or material omission in the information contained in the Prospectus or the Registration Statement.

      (b) Indemnification of the Depositor. The Underwriters severally but not jointly agree to indemnify and hold harmless the Depositor and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 6(a), as incurred, but only with respect to untrue statements or omissions, of material facts or alleged untrue statements or omissions, made in the Prospectus (or any amendment thereto), any Preliminary Prospectus, any Free Writing Prospectus (as defined in Section 11(a)) or the Registration Statement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative consists of (i) the following information under the caption "Underwriting" in the Prospectus Supplement, the
(A) concession and reallowance figures appearing in the third table and (B) information in the fourth paragraph insofar as it relates to market-making transactions and (ii) the Derived Information, to the extent such Derived Information does not arise out of or is based upon an error or material omission in the information contained in the Prospectus or the Registration Statement.

      (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b), counsel to the indemnified parties shall be selected by the Depositor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      Section 7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Depositor and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering prices of the Notes. The relative fault of the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriters, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Depositor. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A and not joint.

      Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Depositor and its Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Depositor and its Affiliates, and shall survive delivery of the Notes to the Underwriters.

      Section 9. Termination of Agreement.

      (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor or the Bank, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any securities of the Depositor, the Bank or any of their respective Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearing services in the United States or (v) if a banking moratorium has been declared by Federal, North Carolina or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 6, 7, 8 and 10 shall survive such termination and remain in full force and effect.

      Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

      (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations in Schedule A bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement either the Representative or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      Section 11. Offering Communications; Free Writing Prospectuses.

      (a)   The following terms have the specified meanings for purposes of this
            Agreement:

            (i) "ABS Informational and Computational Material", means "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act.

            (ii) "Derived Information" means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor).

            (iii) "Free Writing Prospectus" means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act.

            (iv) "Issuer Free Writing Prospectus" means any Free Writing Prospectus that constitutes an "issuer free writing prospectus," as defined in Rule 433(h) under the Securities Act.

            (v) "Issuer Information" means (a) any "issuer information" as defined in Rule 433(h)(1) and footnote 271 of the Commission's Securities Offering Reform Release No. 83-8591, including without limitation any computer tape in respect of the Notes or the Receivables (or other information) furnished to the Underwriters through the Representative by or on behalf of the Depositor concerning the Depositor or the Receivables.

            (vi) "Underwriter Free Writing Prospectus" means one or more "written communications" (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Disclosure Package with the consent of the Depositor (except as provided in clauses (2) through (4) below, for which no consent shall be required),
      (2) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, the trade date, the settlement date and payment window of one or more classes of Offered Notes, (3) the eligibility of the Notes to be purchased by ERISA plans and (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the Offered Notes.

      (b) In the event the Depositor becomes aware that, as of the applicable Time of Sale, any part of the Disclosure Package contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the entire Disclosure Package) in the light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a corrected Prospectus correcting any such misstatements or omissions (a "Corrected Prospectus").

      (c) Each Underwriter represents, warrants, covenants and agrees with the Depositor, as follows:

            (i) Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (i) each Underwriter may prepare and convey one or more Underwriter Free Writing Prospectuses; provided, that unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Depositor or the Issuer shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act and (ii) each Underwriter will be permitted to provide confirmations of sale.

            (ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Securities Act Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of any Free Writing Prospectus, including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.

            (iii) Prior to entering into any Contract of Sale, it shall convey the Preliminary Prospectus and any Issuer Free Writing Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Securities Act Regulations.

            (iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent manner that the prior Contract of Sale with the investor, if any, has been terminated and of the investor's rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Prospectus.

            (v) Immediately following the use of any Underwriter Free Writing Prospectus containing any Issuer Information, it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such Issuer Information consists of the terms of the Notes or such information is not the final information to be included in the Prospectus Supplement.

      (d) The Underwriters shall file with the Commission any Underwriter Free Writing Prospectus that is used or referred to by the Underwriters and distributed by or on behalf of the Underwriters "in a manner reasonably designed to lead to its broad unrestricted dissemination not later than the date of first use of such Free Writing Prospectus."

      (e) The Depositor shall file with the Commission, within the applicable period of time required under the Securities Act and the Rules and Regulations, any Free Writing Prospectus delivered to investors in accordance with this
Section 11, that the Depositor is required to file under the Securities Act and the Rules and Regulations. The Depositor shall file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act.

      (f) The Depositor and the Underwriters each agree that any Free Writing Prospectus prepared by the Underwriters shall contain a legend substantially similar to the following legend and any other legend that the Underwriters shall deem necessary or appropriate:

            The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-326-5897. The securities may not be suitable for all investors.

The Depositor and the Underwriters each agree that any Free Writing Prospectus prepared by the Underwriters and that is not an Issuer Free Writing Prospectus or that does not contain Issuer Information shall also contain the following legend:

            Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

      (g) The Depositor and the Underwriters agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 11 for a period of three years following the initial bona fide offering of the Notes.

      (h) Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Notes to a prospective purchaser of Notes unless such information is preceded or accompanied by the final Prospectus.

      Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at One Wachovia Center, 301 South College Street, One Wachovia Center, Charlotte, North Carolina 28288, attention of Steven J. Ellis; notices to the Depositor shall be directed to it in care of Wachovia Corporation, One Wachovia Center, 301 South College Street, One Wachovia Center, Suite E, Charlotte, North Carolina 28288-5578, attention of April Hughey.

      Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter, the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor and their respective successors and the controlling persons, directors and officers referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Depositor and their respective successors, and the controlling persons, directors and officers referred to in Sections 6 and 7 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      Section 14. No Fiduciary Duty. The Depositor acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Depositor with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor. In addition, none of the Underwriters is not advising the Depositor as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters. Any review by any Underwriter of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Depositor.

      Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

      Section 16. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Depositor in accordance with its terms.

                                 POOLED AUTO SECURITIES SHELF LLC, as Depositor


                                 By:      /s/  Scott D. Weaver
                                    --------------------------------
                                 Name:  Scott D. Weaver
                                 Title:  Vice President


CONFIRMED AND ACCEPTED,
as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC,
as Representative of the Underwriters named in Schedule A hereto

By:      /s/  Timothy MacPhail
   --------------------------------
Name:  Timothy MacPhail
Title: Vice President


   [Signature page to Wachovia Auto Owner Trust 2006-A Underwriting Agreement]

                                   SCHEDULE A

                                                                          Amount of
                                       Amount of         Amount of         Class A-3      Amount of        Amount of
Underwriters of the Notes           Class A-1 Notes   Class A-2 Notes        Notes     Class A-4 Notes   Class B Notes
-------------------------           ---------------   ---------------    ------------  ---------------   -------------
Wachovia Capital Markets, LLC.          $212,178,000     $264,762,000    $387,450,000     $292,434,000      $46,000,000
Credit Suisse Securities
  (USA) LLC...................             7,474,000        9,326,000      13,650,000       10,302,000                0
Greenwich Capital Markets, Inc.            7,474,000        9,326,000      13,650,000       10,302,000                0
Guzman & Company                           2,874,000        3,586,000       5,250,000        3,962,000                0
                                           ---------        ---------       ---------        ---------                -

Total                                   $230,000,000     $287,000,000    $420,000,000     $317,000,000      $46,000,000
                                        ============     ============    ============     ============      ===========



                                     S-A-1

                                   SCHEDULE B

                        ISSUER FREE WRITING PROSPECTUSES

      1) The Bloomberg screen containing the pricing information with respect to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes as of 2:32 p.m. (New York City time) on June 13, 2006, received and accepted by the SEC on June 15, 2006, with a filing date of June 15, 2006, and accession number 0000905148-06-004440.

      2) The Bloomberg screen containing the pricing information with respect to the Class B Notes as of 2:10 p.m. (New York City time) on June 14, 2006, received and accepted by the SEC on June 15, 2006, with a filing date of June 15, 2006, and accession number 0000905148-06-004441.




                                     S-B-1